September 25, 2003

[Logo]
FFW Corporation
Holding Company For
First Federal Savings Bank of Wabash





Dear Fellow Stockholders:

     On behalf of the Board of Directors and management of FFW Corporation, we cordially invite you to attend the Annual Meeting of Stockholders of the Company. The Meeting will be held at 2:30 p.m., Wabash, Indiana time, on October 28, 2003, at the office of the Company located at 1205 North Cass Street, Wabash, Indiana.

     An important aspect of the meeting process is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. Stockholders are being asked to elect two directors of the Company and to ratify the appointment of Crowe Chizek and Company LLC as the Companys auditors. Your Board of Directors unanimously recommends that you vote for the election of the director nominees named in this proxy statement and for the ratification of the appointment of auditors.

     We encourage you to attend the Meeting in person. Whether or not you plan to attend, however, please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postpaid return envelope as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the Meeting.

     Thank you for your attention to this important matter.


                                        Very truly yours,



                                        /s/ Roger K. Cromer

                                        ROGER K. CROMER
                                        President and Chief Executive Officer

                                FFW CORPORATION
                             1205 North Cass Street
                             Wabash, Indiana 46992
                                 (260) 563-3185

                     ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    ----------------------------------------

                         To be Held on October 28, 2003



     Notice  is  hereby  given  that an  Annual  Meeting  of  Stockholders  (the
"Meeting") of FFW Corporation ("FFW" or the "Company") will be held at the office of the Company located at 1205 North Cass Street, Wabash, Indiana, at 2:30 p.m. Wabash, Indiana time, on October 28, 2003.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

     1.   The election of two directors of the Company;

     2. The ratification of the appointment of Crowe Chizek and Company LLC as auditors for the Company for the fiscal year ending June 30, 2004;

and such other matters as may properly come before the Meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on September 15, 2003 are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof.

     You are requested to complete and sign the enclosed proxy card, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.



                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ Wayne W. Rees

                                        WAYNE W. REES
                                        Chairman of the Board

Wabash, Indiana
September 25, 2003



IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

           NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                PROXY STATEMENT

                                FFW CORPORATION
                             1205 North Cass Street
                             Wabash, Indiana 46992
                                 (260) 563-3185

                         ------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                         ------------------------------

                                October 28, 2003

     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of FFW Corporation ("FFW" or the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company which will be held at the office of the Company, located at 1205 North Cass Street, Wabash, Indiana, on October 28, 2003, at 2:30 p.m., Wabash, Indiana time, and all adjournments and postponements of the annual meeting. The accompanying Notice of Meeting, proxy card and this Proxy Statement are first being mailed to stockholders on or about September 25, 2003. Certain of the information provided herein relates to First Federal Savings Bank of Wabash, a wholly-owned subsidiary of the Company ("First Federal" or the "Bank").

Matters to be Considered at the Annual Meeting

     At the annual meeting, stockholders of the Company will be asked to consider and vote upon (i) the election of two directors of the Company and (ii) the ratification of the appointment of Crowe Chizek and Company LLC ("Crowe Chizek") as the Company's auditors for the fiscal year ending June 30, 2004.

Vote Required and Proxy Information

     All shares of the Company's common stock, par value $.01 per share ("Common Stock"), represented at the annual meeting by properly executed proxies received prior to or at the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the election of the director nominees named in this Proxy Statement and for the ratification of the appointment of Crowe Chizek. The Company is not aware of any matters, other than those described in the Notice of the Annual Meeting, that are to come before the annual meeting. If any other matters are properly presented at the annual meeting for action, proxies for the stockholder will have the discretion to vote on such matters in accordance with their best judgment.

     The holders of at least one-third of the outstanding shares of the Common Stock, present in person or represented by proxy, will constitute a quorum for purposes of the annual meeting. Proxies marked to abstain or withhold authority to vote on one or more director nominees and broker non-votes will be counted for purposes of determining a quorum.

     Directors are elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Plurality means that individuals who receive the largest number of votes cast are elected up to the maximum number of directors to be chosen at the meeting. In the election of directors, stockholders may either vote "FOR" all nominees for election or withhold their votes from one or more nominees for election. Votes that are withheld and shares held by a broker, as nominee, that are not voted (so-called "broker non-votes") in the election of directors will not be included in determining the number of votes cast, and therefore will result in the director receiving fewer votes.

     The ratification of the appointment of Crowe Chizek as the Company's independent auditors requires the affirmative vote of a majority of the votes present in person or represented by proxy at the meeting and entitled to vote on the matter. For the proposal to ratify the appointment of the independent auditors, stockholders may vote "FOR," "AGAINST" or "ABSTAIN" with respect to this proposal. Proxies marked to abstain will have the same effect as votes against the proposal, and broker non-votes will have no effect on the proposal.

     A proxy given pursuant to the solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the annual meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the annual meeting; or (iii) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Christine K. Noonan, Secretary, FFW Corporation, 1205 North Cass Street, Wabash, Indiana 46992.

Voting Securities and Principal Holders Thereof

     Stockholders of record as of the close of business on September 15, 2003 (the "Voting Record Date"), will be entitled to one vote for each share of Common Stock then held. As of that date, the Company had 1,292,229 shares of Common Stock issued and outstanding. The following table sets forth information, as of the Voting Record Date, regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of the outstanding shares of Common Stock; and (ii) all directors and executive officers as a group. See "Proposal I - Election of Directors" for beneficial share ownership of the directors.

                                                         Shares
                                                      Beneficially    Percent
Beneficial Owner                                        Owned         of Class
---------------------------------------------------   ------------    --------
First Manhattan Co.
437 Madison Avenue
New York, NY 10022                                     121,610 (1)     9.41%

Lee Ann George
30 Garden Drive
Wabash, IN  46992                                      127,683         9.88%

Directors and executive officers
   of the Company and the Bank
   as a group (10 persons)                             218,567 (2)    16.64%
----------------------

(1) As reported in an amendment to a Schedule 13G filed with the SEC on February 13, 2003, in which First Manhattan Co. reported sole voting and dispositive power over all shares listed.

(2) Includes shares held directly, as well as, by family members residing in the homes of the directors and executive officers, and shares held in a fiduciary capacity with respect to which shares the listed individuals or group members may be deemed to have voting and/or investment power. This table includes 21,043 shares subject to options granted to directors and executive officers as a group which are exercisable within 60 days of September 15, 2003, 3,000 restricted shares, and 5,563 shares held in the Bank's 401(k) plan (the "401(k) Plan") as of June 30, 2003. Excludes options for 14,054 shares which are not exercisable within 60 days of September 15, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the Common Stock to report their initial ownership of the Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports are established by the SEC and the Company is required to disclose in this proxy statement any late filings or failures to file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended June 30, 2003, the Company believes that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with.

                       PROPOSAL I - ELECTION OF DIRECTORS

General

     The Company's Board of Directors currently consists of seven members divided into three classes. Each year one class of directors is elected to serve for a three-year period or until their respective successors are elected and qualified. Directors generally must have their principal domicile in Wabash County, Indiana, must have had a loan or deposit relationship with the Bank for a continuous period of 12 months prior to their nomination to the Board, and non-employee directors must have served as a member of a civic or community organization based in Wabash County for at least a continuous period of 12 months during the five years prior to their nomination to the Board.

     The following table below sets forth certain information, as of the Voting Record Date, regarding the composition of the Company's Board of Directors, including each director's term of office. A nominating committee consisting of outside directors has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the annual meeting "FOR" the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominee may be unable to serve, if elected. Except as disclosed herein, there are no arrangements or understandings between the nominee and any other person pursuant to which the nominee was selected.



                                                                                          Shares of
                                                       Director    Director                Common
                                                        of the      of the      Term        Stock        Percent
                                Position(s) Held        Bank       Company       to      Beneficially      of
Name                   Age      in the Company          Since       Since       Expire    Owned (1)       Class
--------------------   ---      ----------------       --------    --------     ------   ------------    --------
Nominee
Wayne W. Rees           66      Chairman of the Board   1983        1992         2006     52,874 (2)     4.09%
Ronald D. Reynolds      57      Director                1991        1992         2006     22,874 (3)     1.77%

Directors Continuing
  in Office
Roger K. Cromer         38      President, CEO and
                                  Director              2001        2001         2004     25,762 (4)     1.98%
Thomas L. Frank         60      Director                1987        1992         2005     35,964 (5)     2.78%
Joseph W. McSpadden     56      Director                1987        1992         2004     22,874 (6)     1.77%
J. Stanley Myers        57      Director                1985        1992         2005     36,034 (7)     2.79%
John N. Philippsen      51      Director                2001        2001         2005        950            *

*    Under 1% of outstanding shares

(1) Based upon information furnished by the respective directors and director nominees. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic power with respect to the shares. Includes shares owned by members of the immediate families of the directors residing in their homes.

(2) Includes 40,950 shares held jointly with Mr. Rees' spouse and 2,000 shares subject to stock options exercisable within 60 days of September 15, 2003.

(3) Includes 10,000 shares held jointly with Mr. Reynolds' spouse and 2,000 shares subject to stock options exercisable within 60 days of September 15, 2003.

(4) Includes 750 restricted shares, 7,999 shares subject to stock options exercisable within 60 days of September 15, 2003, and 3,535 shares held in the 401(k) Plan as of June 30, 2003. Excludes 9,998 shares subject to options not exercisable within 60 days of September 15, 2003.

(5) Includes 20,000 shares held jointly with Mr. Frank's spouse and 2,000 shares subject to stock options exercisable within 60 days of September 15, 2003.

(6) Includes 2,000 shares subject to stock options exercisable within 60 days of September 15, 2003. Excludes 2,000 shares held by a corporation in which Mr. McSpadden is a minority shareholder and 2,600 shares held by Mr. McSpadden's father.

(7) Includes 2,000 shares subject to stock options exercisable within 60 days of September 15, 2003.

     The principal occupation of each director of the Company is set forth below. All directors have held their present position for at least five years unless otherwise indicated.

     Roger K. Cromer is the President and Chief Executive Officer of the Company and Bank, positions he has held since July 2000. From October 1998 until July 2000, Mr. Cromer was the Chief Financial Officer and Treasurer of the Company and Bank. He became a director of the Company and Bank in February 2001.

     Joseph W. McSpadden. Mr. McSpadden is the Vice President and part owner of Beauchamp & McSpadden, an insurance agency located in Wabash, Indiana.

     Thomas L. Frank. Mr. Frank is the Controller for B. Walter & Company, a manufacturer of metal components used in furniture located in Wabash, Indiana. He is also Controller and part owner of Walter Dimension Co., a manufacturer of wood furniture components located in Jameston, Tennessee.

     J. Stanley Myers. Mr. Myers is the President of L.G.S. Systems, Inc., a soft water appliance company located in Wabash, Indiana.

     John N. Philippsen. Mr. Philippsen has served since 2000 as the Chief Financial Officer of The Ford Meter Box Company, Inc., a waterworks brass and pipe products manufacturer based in Wabash, Indiana. Theretofore from 1998 to 2000 he served as Chief Financial Officer of Kennedy Manufacturing Co., a tool storage manufacturer based in Van Wert, Ohio.

     Wayne W. Rees. Mr. Rees is the owner and publisher of The Paper of Wabash County, Inc., a newspaper published in Wabash, Indiana. Mr. Rees has been Chairman of the Board of the Company since December 1992. Mr. Rees has served as Chairman of the Bank's Board of Directors since July 1992.

     Ronald D. Reynolds. Mr. Reynolds is the owner and President of J. M. Reynolds Oil Co., Inc., an oil supply company located in Wabash, Indiana.

Meetings and Committees of the Board of Directors

     Meetings and Committees of the Company. Meetings of the Company's Board of Directors are generally held on a monthly basis. The Board of Directors met 12 times during fiscal 2003. During fiscal 2003, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

     The Board of Directors of the Company has standing Audit, Stock Option and Nominating Committees, as well as other committees which meet as needed.

     The Audit Committee of the Company operates under a written charter adopted by the full Board of Directors. The Audit Committee is composed of Directors Frank, Philippsen and Myers. Each of these directors meets the requirements for independence set forth in the Listing Standards of the National Association of Securities Dealers. This committee is responsible for the review of the Company's annual audit report prepared by our independent auditors. The functions of the Audit Committee include:

     o reviewing significant financial information for the purpose of giving added assurance that the information is accurate and timely and that it includes all appropriate financial statement disclosures;

     o ascertaining the existence of effective accounting and internal control systems; and

     o    overseeing the entire audit function (both internal and independent).

In fiscal 2003, the Audit Committee met six times.

     The Stock Option Committee is comprised of Directors Frank, Myers and Reynolds. This Committee is responsible for administering the Company's 1992 Stock Option and Incentive Plan and 1998 Omnibus Incentive Plan, as well as reviewing compensation and benefit matters. This Committee met three times during the fiscal year ended June 30, 2003.

     The Nominating Committee is comprised of Directors Thomas L. Frank, J. Stanley Myers, John N. Philippsen and Joseph W. McSpadden. This committee was responsible for selecting nominees for election as directors. Pursuant to the Company's By-laws, nominations by stockholders must be delivered in writing (as prescribed by the By-laws) to the Secretary of the Company at least 90 days before the date of the annual meeting; provided, however, that if less than 100 days' notice or prior disclosure of the date of the meeting is given or made to stockholders (which notice or public disclosure includes the date of the annual meeting specified in the Company's By-Laws if the annual meeting is held on such date), notice by the stockholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting is mailed or public disclosure of the date of the meeting is made. This Committee met one time during the fiscal year ended June 30, 2003.

Executive Officers of the Company Who Are Not Directors

     The following information as to the business experience during the past five years is supplied with respect to executive officers of the Company who do not serve on the Company's Board of Directors. There are no arrangements or understandings between the persons named and any other person pursuant to which such officers were selected.

     Christine K. Noonan, age 53, is Senior Vice President and Chief Operations Officer and Secretary of First Federal, and also serves as Secretary of the Company. She served as Vice President and Chief Operations Officer of the Bank since 2000, and became Senior Vice President in 2002. Mrs. Noonan joined First Federal in 1987 as secretary to the President and became the Data Processing Manager in 1989. Other duties over the years include new accounts, customer service, IRA administrator, loan clerk, mortgage lending, and compliance. Prior to joining First Federal, Mrs. Noonan worked for a company in Warsaw, Indiana for nine years that handled all aspects of qualified pension plans and financial planning.

     Timothy A. Sheppard, age 35, is Vice President and Controller of First Federal, and also serves as Treasurer and Chief Accounting Officer of the Company, positions he has held since October 2000. Prior to joining First
Federal, Mr. Sheppard was employed by Home Bancorp and Home Loan Bank fsb located in Fort Wayne, Indiana from 1995 to 2000 in a variety of positions, including Assistant Treasurer from 1995 to 1999 and Treasurer from 1999 to 2000.

     Noah T. Smith, age 32, is Vice President of Commercial Loans of First Federal, a position he has held since August 2000. Prior to joining First Federal, Mr. Smith was employed by Indiana Lawrence Bank located in North Manchester, Indiana from 1993 to 2000 in a variety of lending positions, including Assistant Vice President from 1997 to 2000.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent FFW Corporation specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

     The Board of Directors has adopted a charter for the Audit Committee. The Audit Committee has issued the following report with respect to the audited financial statements of the Company for the fiscal year ended June 30, 2003.

          The Audit Committee (the "Committee") has reviewed and discussed with management the Company's audited financial statements for the fiscal year ended June 30, 2003. The Committee has discussed with Crowe Chizek the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Committee has received and reviewed the written disclosures and the letter from Crowe Chizek required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors' independence. Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board of Directors subsequently approved) that the financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003. The Committee has also considered whether the provision of services by Crowe Chizek not related to the audit of the financial statements referred to above is compatible with maintaining Crowe Chizek's independence. The Committee has concluded that Crowe Chizek's independence has been maintained with respect to the Company.

                               John N. Philippsen
                                Thomas L. Frank
                                J. Stanley Myers

Director Compensation

     Cash Compensation. The Company's directors are paid a fee of $250 per meeting attended for serving on the Company's Board of Directors. No fee is paid for membership on the Board committees. All present members of the Company's Board of Directors are also members of the Bank's Board of Directors for which each director, other than the Chairman, receives a fee of $850 per meeting attended. The Chairman of the Board of the Bank receives a fee of $950 per Bank Board meeting attended. No fees are paid to directors of the Bank for committee membership.

     Deferred Compensation Plan ("DCP"). In 1986, First Federal adopted the DCP for the benefit of its directors. The DCP is a voluntary deferred compensation plan which permits directors of the Bank to defer receipt of all or a portion of their regular board fees. This plan was established to attract and retain quality directors by providing a retirement benefit in amounts related to Board fees deferred annually. Under the DCP, a participant or his beneficiary will receive retirement payments (equal to the amount deferred plus interest accrued thereon) payable in monthly installments upon retirement from the Board at age 70.

     If the director's service on the Board ceases for any reason other than death or disability, prior to age 70, amounts deferred pursuant to the DCP will be held by the Bank until the director reaches age 70. In the event of death or disability of the director while serving on the Bank's board, monthly or annual payments will be made to the director or his designated beneficiary. In the event of the director's death following retirement, the remaining benefits will be paid to the designated beneficiary. These benefit payments are not subject to any reduction for Social Security benefits or other offset amounts. Until disbursed, the amounts due and payable under the DCPs continue to be assets of the Bank, subject to the claims of general creditors. During fiscal 2003, no directors deferred compensation pursuant to the DCP.

Executive Compensation

     The following table sets forth information regarding compensation paid to the Chief Executive Officer of the Company during the three fiscal years ended June 30, 2003. No other executive officer earned a salary and bonus for fiscal 2003 in excess of $100,000.

                           Summary Compensation Table

                                                                       Long Term
                               Annual Compensation                 Compensation Awards
                        ---------------------------------       -------------------------
                                                                Restricted                         All Other
Name and                                                           Stock         Options/         Compensation
Principal Position      Year    Salary ($)(1)   Bonus ($)       Award(s)($)      SARs (#)            ($) (4)
------------------      ----    -------------   ---------       -----------      --------         ------------
Roger K. Cromer         2003      $108,269       $27,058             --              --              $19,366
   President and CEO    2002       103,270        21,798             --              --               21,247
                        2001        98,131        18,268        $11,375 (2)      20,000  (3)          21,128

(1) Includes compensation deferred at Mr. Cromer's election pursuant to the 401(k) plan.

(2) Represents the value of 1,000 shares of restricted stock based on the $11.375 closing price per share of the Common Stock on the Nasdaq Small Cap Market on February 6, 2001, the date of grant. Twenty-five percent of the 1,000 shares vests on each annual anniversary date of the grant. Dividends are paid on the restricted shares to the extent and on the same date as dividends are paid on all other outstanding shares of Common Stock. Based on the closing price per share of the Common Stock on the Nasdaq Small Cap Market on June 30, 2003, the 750 restricted shares held by Mr. Cromer on June 30, 2003, had a value of $14,370.

(3) Mr. Cromer was granted an option to purchase 20,000 shares of Common Stock on February 6, 2001. The exercise price of this option is $11.375 per share, the Nasdaq Small Cap Market closing price on the date of grant. This option vests over four years with 25% vesting each year on the anniversary of the grant date.

(4) Includes matching contributions to Mr. Cromer's 401(k) Plan account, contributions to Mr. Cromer's ESOP account, split-dollar life insurance premiums paid on behalf of Mr. Cromer, and director's fees.

Stock Options

     The following table sets forth information regarding the number and value of stock options held by Mr. Cromer at June 30, 2003.

                         Fiscal Year-End Option Values

                                                         Value of Unexercised
                         Number of Unexercised               in-the-Money
                            Options at Fiscal             Options at Fiscal
                              Year-End (#)                 Year-End ($)(1)
                      ---------------------------    ---------------------------
Name                  Exercisable   Unexercisable    Exercisable   Unexercisable
------------------    -----------   -------------    -----------   -------------
Roger K. Cromer         7,999           9,998           $53,647         $77,834


(1) Represents the difference between the closing price per share of the Common Stock on the Nasdaq Small Cap Market on June 30, 2003, which was $19.16 per share, and the exercise price per share of the option, multiplied by the number of shares underlying the option. An option is in-the-money if the exercise price is less than the market value of the Common Stock subject to the option. All of Mr. Cromer's options were in-the-money as of June 30, 2003.

     No stock options were granted to or exercised by the Company's Chief Executive Officer during fiscal 2003.

Employment Agreement with Roger K. Cromer

     The Bank has an employment agreement with Mr. Cromer for a three-year term. The term may be extended for an additional year on each anniversary of the effective date of the agreement, subject to review and approval of the extension by the Board of Directors of the Bank. The agreement provides for an annual base salary no less than Mr. Cromer's base salary as of the effective date of the agreement, subject to increase in the discretion of the Bank's Board of Directors. The agreement also provides for bonuses to be awarded in the discretion of the Bank's Board of Directors. The agreement provides for termination in the event of Mr. Cromer's death, for cause or upon certain events specified by Office of Thrift Supervision regulations. The agreement may be terminated by Mr. Cromer upon 90 days notice to the Bank. The agreement provides that if there is a change in control of the Company or the Bank, and Mr. Cromer's employment terminates involuntarily in connection with such change in control or within 12 months thereafter, he will be entitled to receive a lump sum amount in cash equal to 299% of his "base amount" of compensation as of the effective date of the agreement. If the payments provided for in the contract, together with any other payments made to Mr. Cromer by the Bank are deemed to be payments in violation of the "golden parachute" rules of the Internal Revenue Code, such payments will be reduced to the largest amount which would not cause the Bank to lose a tax deduction for such payments under such rules. Assuming a change in control were to take place as of June 30, 2003, the termination payment payable to Mr. Cromer pursuant to this change in control provision would be approximately $310,477. The Bank has similar employment agreements with three other executive officers, which provide for payments equal to their base amount of compensation over a one year period. The aggregate payments to such three officers as of June 30, 2003, in the event of their involuntary termination within 12 months following a change in control would be approximately $165,681.

Salary Continuation Agreements

     Effective January 1, 2003, the Company has entered into salary continuation agreements with Messrs. Cromer, Sheppard, and Smith (each, an "Executive"). These agreements provide that upon normal retirement after age 55, in the case of Mr. Cromer, and after age 62, in the cases of Mr. Sheppard and Mr. Smith, each Executive is to receive an annual benefit payable on a monthly basis throughout the year of $100,000, in the case of Mr. Cromer, and $50,000, in the cases of Mr. Sheppard and Mr. Smith. This benefit is payable for ten years.

     The Executive may receive monthly early retirement benefits payable over a ten-year period with an annual payment equal to the vested portion of the benefits which have been accrued by the Company ("Accrued Benefits") at the time of the Executive's early termination of employment. These benefits vest at the rate of 6.25% per year commencing with the initial date of employment of the Executive with the Bank which was October 26, 1998, in the case of Mr. Cromer, October 23, 2000, in the case of Mr. Sheppard, and July 31, 2000, in the case of Mr. Smith. One hundred percent of the Executive's Accrued Benefit is payable each year for ten years in the event his employment terminates by reason of death, disability or within 12 months following a change of control of the Company.

     The Company has the discretion to increase benefits payable under these agreements. In Mr. Cromer's case, benefits payable under the plan will be reduced to the extent they would otherwise be deemed excess parachute payments under Section 280G of the Internal Revenue Code. Under the agreements, if an Executive is terminated for cause as defined in the agreements, all benefits under the agreements are forfeited.

     The Company has purchased paid-up life insurance on the lives of the Executives covered by these agreements to fund the benefits payable under them. The insurance is provided by Clarica and West Coast Life Insurance Company. At June 30, 2003, the cash surrender value of the policies was carried on the books of the Company at an amount equal to $20,517.

Split-Dollar Insurance Agreements

     The Company has purchased insurance on the lives of its four executive officers, including Mr. Cromer, and another officer of the Bank. Under agreements between the Company and these five individuals, the covered employee's designated beneficiary will be entitled to life insurance proceeds payable in a lump sum equal to two times the employee's base salary at the earliest of his date of death, the day he becomes disabled or the date he attains 65. Each employee's right to these benefits terminates at any time he or she is terminated for cause, retires, or terminates his or her employment before age 65.

     The Company pays all premiums on the split-dollar life insurance policies. Each covered employee is taxed each year on the imputed economic benefit to him or her of this arrangement. The Company may terminate the program at any time.

Certain Transactions

     The Bank, like many financial institutions, has followed a policy of granting to eligible officers, directors, employees and members of their immediate families loans secured by the borrower's residence and consumer loans. All such loans are made in the ordinary course of business and on the same terms, including interest rate and collateral, and conditions as those of comparable transactions prevailing at the time, and do not involve more than the normal risk of collectibility or present other unfavorable features.

           PROPOSAL II - RATIFICATION OF THE APPOINTMENT OF AUDITORS

     The Board of Directors has renewed the Company's arrangement with Crowe Chizek to be its auditors for the fiscal year ending June 30, 2004, subject to the ratification of the Company's stockholders. A representative of Crowe Chizek is expected to attend the Meeting to respond to appropriate questions and to make a statement if desired.

Audit Fees

     The firm of Crowe Chizek served as our independent public accountants for each of our last two fiscal years ended June 30, 2002 and 2003. The aggregate fees billed by Crowe Chizek for the audit of our financial statements included in our annual report on Form 10-KSB and for the review of our financial statements included in our quarterly reports on Form 10-QSB for our fiscal years ended June 30, 2002 and 2003, were $44,050 and $46,800, respectively.

Audit-Related Fees

     The aggregate fees billed in each of fiscal 2002 and 2003 for assurance and related services by Crowe Chizek that are reasonably related to the audit or review of our financial statements and that were not covered in the Audit Fees disclosure above were $33,900 and $22,500.

Tax Fees

     The aggregate fees billed in each of fiscal 2002 and 2003 for professional services rendered by Crowe Chizek for tax compliance, tax advice or tax planning were $16,455 and $8,120, respectively.

All Other Fees

     During fiscal 2002 or 2003 and prior to May 6, 2003, $14,580 and $9,350 in fees, respectively, were billed for additional professional services rendered by Crowe Chizek not included in the disclosure above. Services rendered included consulting services.

     Our independent auditors performed all work described above with their respective full-time, permanent employees.

Board of Directors Pre-Approval

     Our Audit Committee formally adopted resolutions pre-approving our engagement of Crowe Chizek to act as our independent auditor and other services rendered for the last two fiscal years ended June 30, 2003. The Audit Committee has not adopted pre-approval policies and procedures in accordance with paragraph (c) (7) (i) of Rule 2-01 of Regulation S-X, because it anticipates that in the future the engagement of Crowe Chizek will be made by the Audit Committee and all non-audit and audit services to be rendered by Crowe Chizek will be pre-approved by the Audit Committee.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF CROWE CHIZEK AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2004.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the Company's next annual meeting must be received by its Secretary at the main office of the Company, located at 1205 North Cass Street, Wabash, Indiana 46992, no later than 90 days in advance of September 25, 2004, to be eligible for inclusion in the Company's proxy statement and form of proxy relating to the next annual meeting. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934 and as with any stockholder proposal (regardless of whether included in the Company's proxy materials), the Company's certificate of incorporation, By-laws and Delaware law.

     To be considered for presentation at the next annual meeting, but not for inclusion in the Company's proxy statement and form of proxy for that meeting, proposals must be received by the Company at least 90 days before the date of the meeting. If, however, less than 100 days' notice or prior public disclosure of the date of the next annual meeting is given or made to stockholders (which notice or public disclosure includes the date of the annual meeting specified in the Company's By-Laws if the annual meeting is held on such date), proposals must instead be received by the Company by the tenth day following the day on which notice of the date of the next annual meeting is mailed or public disclosure of the date of the next annual meeting is first made. If a stockholder proposal that is received by the Company after the applicable deadline for presentation at the next annual meeting is raised at the next annual meeting, the holders of the proxies for that meeting will have the discretion to vote on the proposal in accordance with their best judgment and discretion, without any discussion of the proposal in the Company's proxy statement for the next annual meeting.

                                 ANNUAL REPORTS

     A copy of the Company's Annual Report on Form 10-KSB as filed with the SEC will be furnished without charge to stockholders as of the Voting Record Date upon written request to Timothy A. Sheppard, Treasurer, FFW Corporation, 1205 North Cass Street, Wabash, Indiana 46992.

                                 OTHER MATTERS

     The Board of Directors is not aware of any business to come before the annual meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the annual meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

     The cost of  solicitation  of  proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and/or the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

                                 REVOCABLE PROXY

                                 FFW CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 28, 2003

     The undersigned hereby appoints Timothy A. Sheppard and Roger K. Cromer, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of FFW Corporation (the
"Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held on Tuesday, October 28, 2003 at the office of the Company located at 1205 North Cass Street, Wabash, Indiana, at 2:30 p.m., local time, and at any and all adjournments or postponements thereof, as follows:

I.   The election of the following        FOR    WITHHOLD    FOR ALL EXCEPT
     directors for three-year terms:      [ ]       [ ]          [ ]

                WAYNE W. REES           RONALD D. REYNOLDS

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

II.  The  ratification  of the
     appointment of Crowe,  Chizek
     and Company LLC as independent
     auditors of the Company for the
     fiscal year ending June 30, 2004.      FOR     AGAINST     ABSTAIN
                                            [ ]       [ ]         [ ]

     In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

     The Board of Directors recommends a vote "FOR" the election of the nominees named herein and "FOR" the ratification of the appointment of Crowe Chizek and Company, LLC.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED HEREIN AND FOR THE RATIFICATION OF THE APPOINTMENT OF CROWE CHIZEK AND COMPANY LLC. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     Please sign exactly as your name(s) appear(s) above on this card. When signing as attorney, executor, administrator, trustee, guardian or corporate officer please give your full title. If shares are held jointly, each holder should sign.
                                           Date ________________________________

_____________________________________      _____________________________________
Stockholder sign above                     Co-holder (if any) sign above

--------------------------------------------------------------------------------

    Detach above card, sign, date and mail in postage-paid envelope provided.

                                 FFW CORPORATION

     This Proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this Proxy). If this Proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

     The above signed acknowledges receipt from the Company, prior to the execution of this Proxy, of Notice of the Meeting, a Proxy Statement and the Company's Annual Report to Stockholders for the fiscal year ended June 30, 2003.

                 PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL
               THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE ENCLOSED

_____________________________________

_____________________________________

_____________________________________